EXHIBIT 99.

                 READING COMPANY IN EXCLUSIVE NEGOTIATIONS FOR
                      ACQUISITION OF MGM EUROPEAN CINEMAS

PHILADELPHIA, PA, June 9, 1995 -- Reading Company (NASDAQ:RDGCA) announced today that it is leading an investor group in exclusive negotiations with Credit Lyonnais International Services S.A. for the acquisition of the MGM UK Cinema operations.

         MGM UK Cinemas consists of a total of 120 cinemas comprised of 18 multiplex and 102 traditional cinemas as well as additional cinemas under development.

         It is not the Company's practice to comment on ongoing transactions, and the Company will have no further comment until such time as an agreement is executed. No assurances can be given that any transaction will ultimately be consummated.

         The Company is being advised by CS First Boston in the transaction.

         The Company is also discussing with Craig Corporation, the Company's 47% shareholder, its potential participation in the transaction.

         Reading Company is a Philadelphia-based holding company with interests in the "Beyond-the-Home" segment of the entertainment industry and real estate.